Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of this pre-effective amendment No. 1 to the registration statement (No. 333-157029) on Form S-3 of Hampton Roads Bankshares, Inc. of our reports dated March 5, 2008, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in such Prospectus.

Winchester, Virginia
February 26, 2009